Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Juniper II Corp. (the “Company”) on Form 10-K for the year ended December 31, 2021 (the “Report”), I, Noah Kindler, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered by the Report..

Date: March 31, 2022
	By:	/s/ Noah Kindler
Noah Kindler
Chief Financial Officer
(Principal Financial and Accounting Officer)